QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333-189148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG Yield, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	46-1777204 (I.R.S. Employer Identification No.)

211 Carnegie Center
Princeton, New Jersey 08540
(609) 524-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David R. Hill
Executive Vice President and General Counsel
211 Carnegie Center
Princeton, New Jersey 08540
(609) 524-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gerald T. Nowak, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Kirk A. Davenport II Patrick H. Shannon Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

                The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

              This Amendment No. 2 to Registration Statement on Form S-1 (Commission File No. 333-189148) is being filed solely for the purpose of filing Exhibits 3.1, 4.1, 10.1, 10.3, 10.4, 10.5, 10.18 and 21.1 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

 PART II

Item 13.    Other expenses of issuance and distribution

              The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale of the shares of Class A common stock being registered hereby. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the New York Stock Exchange listing fee.

SEC registration fee		$54,560
FINRA filing fee		60,500
New York Stock Exchange listing fee		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees and expenses		*
Other expenses		*

Total	$	*

*
To be provided by amendment.

Item 14.    Indemnification of directors and officers

              Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability.

              Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

              Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

              Our second amended and restated bylaws will provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

              We intend to enter into indemnification agreements with certain of our executive officers and directors pursuant to which we will agree to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

              The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

              We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

              The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will provide for indemnification of our directors and officers by the underwriters party thereto against certain liabilities. See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

Item 15.    Recent sales of unregistered securities

              None.

Item 16.    Exhibits and Financial Statement Schedules

    (a)
    Exhibits

              The exhibit index attached hereto is incorporated herein by reference.

    (b)
    Financial Statement Schedule

              All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17.    Undertakings

              For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (1)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (2)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (3)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (4)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

              The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              The undersigned registrant hereby undertakes that:

    (1)
    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, NRG Yield, Inc., a Delaware corporation, has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 1, 2013.

NRG YIELD, INC.
By:	/s/ BRIAN E. CURCI Name: Brian E. Curci Title: Secretary

              Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 1, 2013.

Signature	Title

* David W. Crane	President and Chief Executive Officer (principal executive officer) and Director
* Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (principal financial officer) and Director
* Ronald B. Stark	Vice President and Chief Accounting Officer (principal accounting officer)
* Mauricio Gutierrez	Director
* Christopher S. Sotos	Director

*    The undersigned by signing his name hereto, signs and executes this Amendment No. 2 to Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on June 6, 2013.

By:	/s/ BRIAN E. CURCI Brian E. Curci

 EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement

3.1		Form of Amended and Restated Certificate of Incorporation

3.2	**	Form of Second Amended and Restated Bylaws

4.1		Form of Specimen Stock Certificate

5.1	**	Form of Opinion of Kirkland & Ellis LLP

10.1		Form of Management Services Agreement by and between NRG Yield, Inc. and NRG Energy, Inc.

10.2	**	Form of Right of First Offer Agreement by and between NRG Yield, Inc. and NRG Energy, Inc.

10.3		Form of Exchange Agreement by and among NRG Yield, Inc., NRG Yield LLC and NRG Energy, Inc.

10.4		Form of Registration Rights Agreement by and between NRG Yield, Inc. and NRG Energy, Inc.

10.5		Form of Licensing Agreement by and between NRG Yield, Inc. and NRG Energy, Inc.

10.6	*	Credit Agreement by and among NRG Yield, Inc. and the lenders party thereto

10.7	***	Credit Agreement, dated as of October 8, 2010, by and among NRG Marsh Landing LLC (formerly Mirant Marsh Landing, LLC), the Royal Bank of Scotland PLC, as administrative agent and Deutsche Bank Trust Company Americas, as Collateral Agent and Depository Bank

10.8	**	Loan Guarantee Agreement, dated as of September 30, 2011, by and among High Plains Ranch II, LLC, as borrower, the U.S. Department of Energy, as guarantor, and the U.S. Department of Energy, as loan servicer

10.9	**	Operation and Maintenance Agreement, dated as of January 31, 2011, by and among Avenal Solar Holdings LLC and NRG Energy Services LLC

10.10	**	Asset Management Agreement, dated as of August 30, 2012, by and among NRG Solar Avra Valley LLC and NRG Solar Asset Management LLC

10.11	**	Operation and Maintenance Agreement, dated as of August 1, 2012, by and among NRG Energy Services LLC and NRG Solar Borrego I LLC

10.12	**	Asset Management Agreement, dated as of March 15, 2012, by and among NRG Solar Alpine LLC and NRG Solar Asset Management LLC

10.13	**	Operation and Maintenance Agreement, dated as of September 30, 2011, by and among NRG Energy Services LLC and High Plains Ranch II, LLC

10.14	**	Project Administration Agreement, dated as of August 16, 2010, by and among South Trent Wind LLC and NRG Texas Power LLC

10.15	**	Operation and Maintenance Agreement, dated as of April 24, 2009, by and among GenConn Devon LLC and Devon Power LLC

Exhibit Number		Exhibit Description
10.16	**	Operation and Maintenance Agreement, dated as of April 24, 2009, by and among GenConn Middletown LLC and Middletown Power LLC

10.17	**	Administrative Services Agreement, dated as of April 2, 2009, by and among GenOn Energy Services, LLC (formerly Mirant Services, LLC) and NRG Marsh Landing, LLC (formerly Mirant Marsh Landing, LLC)

10.18		Form of Second Amended and Restated Limited Liability Company Agreement of NRG Yield LLC

10.19	†**	Form of NRG Yield, Inc. 2013 Equity Incentive Plan

10.20	†**	Form of Indemnification Agreement (between NRG Yield, Inc. and its directors and executive officers)

21.1		List of subsidiaries of NRG Yield, Inc.

23.1	**	Consent of KPMG, LLP, independent public registered accounting firm with respect to the audited financials of NRG Yield, Inc.

23.2	**	Consent of KPMG, LLP, independent public registered accounting firm with respect to the audited financials of the predecessor of NRG Yield LLC

23.3	**	Consent of PricewaterhouseCoopers LLP, independent auditors with respect to the audited financials of GCE Holding LLC

23.4	**	Consent of KPMG, LLP, independent public registered accounting firm with respect to the audited financials of NRG Marsh Landing LLC, formerly GenOn Marsh Landing, LLC

23.5	**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	**	Powers of Attorney (included on signature page)

99.1	*	Consent of Director Nominees

†
Indicates exhibits that constitute compensatory plans or arrangements.

*
To be filed by amendment.

**
Indicates exhibits previously filed by the registrant.

***
Incorporated by reference from Exhibit 10.1.48 to GenOn Energy, Inc.'s Annual Report on Form 10-K filed on March 1, 2011.

QuickLinks

Explanatory Note
PART II
  Item 13. Other expenses of issuance and distribution
  Item 14. Indemnification of directors and officers
  Item 15. Recent sales of unregistered securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX